Exhibit 10.1

AMENDMENT NO. 3
TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 3 to Convertible Promissory Note (the “Amendment”) is entered into as of December 8, 2014 by and between ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Neal I. Goldman, or his registered assigns (“Holder”). Unless otherwise specified herein, all capitalized terms set forth in this Amendment shall have the meanings ascribed to them in the Note.

RECITALS

WHEREAS, On March 27, 2013, the Company issued to Holder a Convertible Promissory Note (the “Note”) in the principal amount of $2.5 million, which Note is currently set to mature on March 27, 2015. A copy of the Note is attached hereto as Exhibit A, which Note was amended pursuant to Amendment No. 1 to Convertible Promissory Note, dated March 12, 2014 (“Amendment No. 1”), and Amendment No. 2 to Convertible Promissory Note dated April 23, 2014 (“Amendment No. 2”);

WHEREAS, following the execution of Amendment No. 1 and Amendment No. 2, the principal amount of the Note was increased to $3.0 million, and, in the event the Company consummates a Qualified Financing resulting in gross proceeds of at least $3.5 million, the Outstanding Balance of the Note will become due and payable upon demand by the Holder;

WHEREAS, at any time prior to March 27, 2015, up to $2.5 million of the Outstanding Balance is convertible into that number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), equal to the Outstanding Balance, divided by $0.95 with any remaining Outstanding Balance convertible into shares of Common Stock at $2.25 per share; and

WHEREAS, Holder and the Company now desire to amend the Note, as amended in Amendment No. 1 and Amendment No. 2, to: (i) increase the principal amount of the Note to $5.0 million; (ii) update the definition of Qualified Financing to a debt and/or equity financing resulting in gross proceeds to the Company of at least $5.0 million; (iii) in the event the Holder converts the first $2.5 million of the Outstanding Balance at $0.95 per share, permit the Holder to convert the next $500,000 of the Outstanding Balance at $2.25 per share and any remaining Outstanding Balance thereafter into shares of Common Stock for $2.30 per share; and (iv) to extend the Maturity Date (as such term is defined in the Note) to March 27, 2017.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

    1.           The principal sum of the Note is hereby increased to Five Million Dollars ($5,000,000).  Any reference to a principal amount of $3,500,000, including but not limited to Sections 2(a) and 4(d), is hereby replaced with the principal amount of $5,000,000.

    2.    Section 2(c) of the Note is hereby amended and replaced in its entirety with the following.

(c)  This Line of Credit shall terminate, and no further advances shall be made, upon the earlier to occur of the Maturity Date or such date that the Company consummates a debt and/or equity financing resulting in net proceeds to the Company of at least $5.0 million (“Qualified Financing”).  In the event of consummation of a Qualified Financing, the Outstanding Balance under the terms of this Note shall be due and payable on demand.

    3.    Section 6 of the Note is hereby amended and replaced in its entirety with the following.

    6.           Conversion.  At any time prior to the Maturity Date, the Holder shall have the right and option to convert the Outstanding Balance into that number of fully paid and non-assessable shares of the Company’s Common Stock equal to the quotient obtained by dividing the Outstanding Balance by the conversion prices set forth below (each a “Conversion Price”)

Outstanding Balance	Conversion Price
Up to $2,500,000	$0.95
The following $500,000	$2.25
Any remaining Outstanding Balance	$2.30

    4.   The Maturity Date, as such term is defined in the Note, as amended, shall be March 27, 2017.

    5.    The provisions of the Note, as amended in Amendment No. 1 and Amendment No. 2, and modified in this Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions set forth in the Note, as amended by Amendment No. 1 and Amendment No. 2, the terms and conditions set forth herein shall control.  This Amendment shall be governed by the laws of the State of California without regard to the conflict of laws provisions thereof.

           IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed by its officers, thereunto duly authorized as of the date first above written.

THE COMPANY:

ImageWare Systems, INC.,

By:	/s/ Wayne Wetherell
Name:	Wayne Wetherell
Title:	CFO

HOLDER:

By:	/s/ Neal I. Goldman
Name:	Neal I. Goldman